Exhibit 15.1

May 13, 2015

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re:	NewLead Holdings Ltd. SEC File No. 001-32520

On March 19, 2015, our appointment as auditor for NewLead Holdings Ltd. ceased. We have read NewLead Holdings Ltd.’s statements included under Item 16F of its Form 20-F dated May 13, 2015 and agree with such statements, insofar as they apply to us.

We have no basis to agree or disagree with any other statement made in Item 16F of its Form 20-F.

Very truly yours,

/s/ Cherry Bekaert LLP